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                          Independent Auditors' Consent



The Board of Directors
IDS Life Insurance Company:


We consent to the use of our report incorporated herein and to the reference to our firm under the heading "EXPERTS" in the prospectus.




                                            KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 8, 1997